Exhibit 99.1

NEWS RELEASE

Investors:	Media:
Jason Korstange	Mark Goldman
(952) 745-2755	(952) 475-7050

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $39.8 Million, or 21 Cents Per Share

FIRST QUARTER HIGHLIGHTS

-  Reinvested a portion of troubled debt restructuring loan sale proceeds into core businesses

-  Loan and lease originations of $3.6 billion, up 14.9 percent from the first quarter of 2014

-       Average deposits of $15.7 billion, up 7.8 percent from the first quarter of 2014

-  Provision for credit losses of $12.8 million, down 11.7 percent from the first quarter of 2014

-  Revenue of $304.1 million, flat to the first quarter of 2014

-  Non-accrual loans and leases of $222.1 million, down 16.7 percent from the first quarter of 2014

-  Return on average assets of 0.85 percent, down 15 basis points from the first quarter of 2014

Summary of Financial Results				Table 1
				Percent Change
(Dollars in thousands, except per-share data)	1Q	4Q	1Q	1Q15 vs	1Q15 vs

	2015	2014	2014	4Q14	1Q14
Net income attributable to TCF	$39,801	$23,988	$44,757	65.9%	(11.1)%

Net interest income	203,420	204,074	201,274	(0.3)	1.1

Diluted earnings per common share	0.21	0.12	0.24	75.0	(12.5)

Financial Ratios(1)

Pre-tax pre-provision return on average assets(2)	1.58%	1.91%	1.88%

Return on average assets	0.85	0.53	1.00

Return on average common equity	7.47	4.15	9.35

Return on average tangible common equity(3)	8.58	4.80	10.89

Net interest margin	4.50	4.49	4.66

Net charge-offs as a percentage of average loans and leases	0.28	0.40	0.43

(1) Annualized.

(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(3) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

WAYZATA, MN, April 21, 2015 - TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income of $39.8 million for the first quarter of 2015, compared with net income of $44.8 million for the first quarter of 2014, and net income of $24.0 million for the fourth quarter of 2014. Diluted earnings per common share was 21 cents for the first quarter of 2015, compared with 24 cents for the first quarter of 2014, and 12 cents for the fourth quarter of 2014.

Chairman’s Statement

“Following the sale of consumer troubled debt restructuring loans in the fourth quarter of 2014, TCF experienced continued credit quality improvement in the first quarter of 2015 as net charge-offs and consumer real estate non-accruals declined,” said William A. Cooper, Chairman and Chief Executive Officer. “Loan and lease balances grew meaningfully as strong originations continued. As discussed in the fourth quarter, we began investing the proceeds from the sale of consumer troubled debt restructuring loans in our core businesses by holding more loans on the balance sheet during the quarter.

“Last month, TCF announced the promotion of Craig Dahl to President with expanded responsibilities. This further demonstrates our commitment to growing and developing strong executives who provide the continuity and background necessary to lead TCF into the future. I am very excited about this change as Craig has the experience and leadership skills necessary to excel in this new role and to help drive the next phase of TCF’s strategic plan.”

Revenue

Total Revenue				Table 2

				Percent Change

(Dollars in thousands)	1Q	4Q	1Q	1Q15 vs	1Q15 vs

	2015	2014	2014	4Q14	1Q14

Net interest income	$203,420	$204,074	$201,274	(0.3)%	1.1%

Fees and other revenue:

Fees and service charges	33,972	39,477	36,619	(13.9)	(7.2)

Card revenue	12,901	12,830	12,250	0.6	5.3

ATM revenue	5,122	5,249	5,319	(2.4)	(3.7)

Total banking fees	51,995	57,556	54,188	(9.7)	(4.0)

Gains on sales of auto loans, net	6,265	12,962	8,470	(51.7)	(26.0)

Gains on sales of consumer real estate loans, net	8,763	6,175	11,706	41.9	(25.1)

Servicing fee income	7,342	6,365	4,307	15.3	70.5

Subtotal	22,370	25,502	24,483	(12.3)	(8.6)

Leasing and equipment finance	22,224	24,367	21,980	(8.8)	1.1

Other	4,127	2,363	2,382	74.7	73.3

Total fees and other revenue	100,716	109,788	103,033	(8.3)	(2.2)

Gains (losses) on securities, net	(78)	(20)	374	N.M.	N.M.

Total non-interest income	100,638	109,768	103,407	(8.3)	(2.7)

Total revenue	$304,058	$313,842	$304,681	(3.1)	(0.2)

Net interest margin(1)	4.50%	4.49%	4.66%

Total non-interest income as a percentage of total revenue	33.1	35.0	33.9

N.M. Not Meaningful.

(1) Annualized.

Net Interest Income

•                    Net interest income for the first quarter of 2015 increased $2.1 million, or 1.1 percent, compared with the first quarter of 2014. The increase was primarily driven by higher average loan and lease balances in the auto finance, leasing and equipment finance and inventory finance businesses. This increase was mostly offset by downward pressure on yields across the lending businesses in this increasingly competitive low interest rate environment, lower average balances of higher yielding fixed-rate loans in the consumer real estate and commercial portfolios due to run-off exceeding originations, and the troubled debt restructuring (“TDR”) loan sale in December 2014.

•                    Net interest income for the first quarter of 2015 decreased $0.7 million, or 0.3 percent, compared with the fourth quarter of 2014. The decrease was primarily due to lower average loan and lease balances in the consumer real estate portfolios after the TDR loan sale in the fourth quarter of 2014, the proceeds of which are expected to be reinvested in our core businesses over the next several quarters. The decrease was primarily offset by higher average loan balances in the inventory finance and auto finance portfolios.

•                   Net interest margin in the first quarter of 2015 was 4.50 percent, compared with 4.66 percent in the first quarter of 2014 and 4.49 percent in the fourth quarter of 2014. The decrease from the first quarter of 2014 was primarily due to margin compression resulting from the competitive low interest rate environment. The increase from the fourth quarter of 2014 was primarily due to higher consumer real estate and inventory finance yields in spite of the current interest rate environment.

Non-interest Income

•                    Fees and service charges in the first quarter of 2015 were $34.0 million, down $2.6 million, or 7.2 percent, from the first quarter of 2014 and down $5.5 million, or 13.9 percent, from the fourth quarter of 2014. The decreases from both periods were primarily due to customer behavior changes, as well as higher average checking account balances per customer.

•                    TCF sold $203.5 million, $261.7 million and $367.0 million of auto loans during the first quarters of 2015 and 2014, and the fourth quarter of 2014, respectively, resulting in net gains in each respective period.

•                    TCF sold $264.3 million, $347.4 million and $613.7 million of consumer real estate loans during the first quarters of 2015 and 2014, and the fourth quarter of 2014, respectively, resulting in net gains in each respective period. Included in consumer real estate loans sold (servicing released) for the fourth quarter of 2014 is $405.9 million related to the TDR loan sale, the proceeds of which are expected to be reinvested in our core businesses over the next several quarters.

•                    Servicing fee income was $7.3 million on $3.5 billion of period-end loans and leases serviced for others during the first quarter of 2015 compared with $4.3 million on $2.4 billion for the first quarter of 2014 and $6.4 million on $3.4 billion for the fourth quarter of 2014. The increases for both periods were primarily due to the cumulative effect of an increase in the portfolio of consumer real estate and auto loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q15 vs	1Q15 vs

	2015	2014	2014	4Q14	1Q14
Period-End:

Consumer real estate:

First mortgage lien	$3,011,166	$3,139,152	$3,668,245	(4.1)%	(17.9)%

Junior lien	2,597,895	2,543,212	2,407,286	2.2	7.9

Total consumer real estate	5,609,061	5,682,364	6,075,531	(1.3)	(7.7)

Commercial	3,205,599	3,157,665	3,136,421	1.5	2.2

Leasing and equipment finance	3,729,386	3,745,322	3,456,759	(0.4)	7.9

Inventory finance	2,336,518	1,877,090	2,123,808	24.5	10.0

Auto finance	2,156,139	1,915,061	1,400,527	12.6	54.0

Other	20,448	24,144	22,550	(15.3)	(9.3)

Total	$17,057,151	$16,401,646	$16,215,596	4.0	5.2

Average:

Consumer real estate:

First mortgage lien	$3,076,802	$3,447,447	$3,719,961	(10.8)%	(17.3)%

Junior lien	2,614,538	2,611,709	2,607,851	0.1	0.3

Total consumer real estate	5,691,340	6,059,156	6,327,812	(6.1)	(10.1)

Commercial	3,154,008	3,143,614	3,122,066	0.3	1.0

Leasing and equipment finance	3,729,481	3,611,557	3,434,691	3.3	8.6

Inventory finance	2,108,871	1,891,504	1,862,745	11.5	13.2

Auto finance	2,021,144	1,817,024	1,327,232	11.2	52.3

Other	11,616	11,396	13,273	1.9	(12.5)

Total	$16,716,460	$16,534,251	$16,087,819	1.1	3.9

•                  Period-end loans and leases were $17.1 billion at March 31, 2015, an increase of $0.8 billion, or 5.2 percent, compared with March 31, 2014 and an increase of $0.7 billion, or 4.0 percent, compared with December 31, 2014. Average loans and leases were $16.7 billion for the first quarter of 2015, an increase of $0.6 billion, or 3.9 percent, compared with the first quarter of 2014 and an increase of $0.2 billion, or 1.1 percent, compared with the fourth quarter of 2014.

The increases in period-end loans and leases and average loans and leases from both periods were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers, driving increased originations and higher period-end and average loan balances net of loan sales, as well as an increase in the inventory finance portfolio. These increases were partially offset by a decrease in consumer real estate loans as a result of the TDR loan sale. Growth in the leasing and equipment finance portfolio also contributed to the increase in the period-end loans and leases from first quarter of 2014 and average loans and leases from both periods.

•                    Loan and lease originations were $3.6 billion for the first quarter of 2015, an increase of $0.5 billion, or 14.9 percent, compared with the first quarter of 2014 and an increase of $0.1 billion, or 3.0 percent, compared with the fourth quarter of 2014. The increase from the first quarter of 2014 was primarily due to the continued growth in auto finance and an increase in consumer real estate and commercial originations. The increase from the fourth quarter of 2014 was primarily due to seasonality of inventory finance originations and the continued growth in auto finance, partially offset by a decrease in leasing and equipment finance originations.

Credit Quality

Credit Trends								Table 4
						Percent Change
(Dollars in thousands)	1Q	4Q	3Q	2Q	1Q	1Q15 vs		1Q15 vs
	2015	2014	2014	2014	2014	4Q14		1Q14
Over 60-day delinquencies as a percentage of portfolio(1)	0.14%	0.14%	0.17%	0.18%	0.19%	—	bps	(5) bps

Net charge-offs as a percentage of portfolio(2)	0.28	0.40	0.66	0.45	0.43	(12)		(15)

Non-accrual loans and leases and other real estate owned	$284,541	$282,384	$342,725	$325,374	$330,127	0.8%		(13.8)%

Provision for credit losses	12,791	55,597	15,739	9,909	14,492	(77.0)		(11.7)

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•                   The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.14 percent at March 31, 2015, down from 0.19 percent at March 31, 2014, and unchanged from December 31, 2014. The decrease from March 31, 2014 was primarily a result of the stabilization of the consumer real estate portfolio as economic conditions improved in our markets.

•                   The net charge-off rate was 0.28 percent at March 31, 2015, down from 0.43 percent at March 31, 2014, and down from 0.40 percent at December 31, 2014. The decreases from both periods were primarily due to improved credit quality in the consumer real estate and commercial portfolios.

•                   Non-accrual loans and leases and other real estate owned totaled $284.5 million at March 31, 2015, a decrease of $45.6 million, or 13.8 percent, from March 31, 2014, and an increase of $2.2 million, or 0.8 percent, from December 31, 2014. The decrease from March 31, 2014 was primarily due to the TDR loan sale that occurred in the fourth quarter of 2014, which included $40.1 million of non-accrual loans, as well as improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio.

•                   Provision for credit losses was $12.8 million for the first quarter of 2015, a decrease of $1.7 million, or 11.7 percent, from the first quarter of 2014, and a decrease of $42.8 million, or 77.0 percent, from the fourth quarter of 2014. The decrease from the first quarter of 2014 was primarily due to reduced reserve requirements and net charge-offs in the consumer real estate portfolio as a result of improved credit quality. The decrease from the fourth quarter of 2014 was primarily due to provision expense recorded in the fourth quarter of 2014 related to the TDR loan sale in that period.

Deposits

Average Deposits					Table 5
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q15 vs	1Q15 vs
	2015	2014	2014	4Q14	1Q14

Checking	$5,300,699	$5,109,465	$5,016,118	3.7%	5.7%

Savings	5,161,697	5,289,435	6,142,950	(2.4)	(16.0)

Money market	2,149,340	1,869,350	819,312	15.0	162.3

Subtotal	12,611,736	12,268,250	11,978,380	2.8	5.3

Certificates of deposit	3,041,790	3,041,722	2,543,345	—	19.6

Total average deposits	$15,653,526	$15,309,972	$14,521,725	2.2	7.8

Average interest rate on deposits(1)	0.29%	0.28%	0.22%

(1) Annualized.

•     Total average deposits for the first quarter of 2015 increased $1.1 billion, or 7.8 percent, from the first quarter of 2014 and increased $0.3 billion, or 2.2 percent, from the fourth quarter of 2014. The increases from both periods were primarily due to special campaigns for money market accounts and higher average checking account balances per customer. The increase from the first quarter of 2014 also resulted from special campaigns for certificates of deposit.

•     The average interest rate on deposits for the first quarter of 2015 was 0.29 percent, up 7 basis points from the first quarter of 2014 and up 1 basis point from the fourth quarter of 2014. The increases from both periods were primarily due to increased average rates on money market and certificates of deposit accounts as a result of deposit campaigns to fund loan and lease growth at market rates.

Non-interest Expense

Non-interest Expense					Table 6
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q15 vs	1Q15 vs
	2015	2014	2014	4Q14	1Q14

Compensation and employee benefits	$115,815	$115,796	$115,089	—%	0.6%
Occupancy and equipment	36,827	35,747	34,839	3.0	5.7
FDIC insurance	5,393	2,643	7,563	104.0	(28.7)
Operating lease depreciation	7,734	6,878	6,227	12.4	24.2
Advertising and marketing	6,523	5,146	5,896	26.8	10.6
Other	48,133	48,063	41,335	0.1	16.4
Subtotal	220,425	214,273	210,949	2.9	4.5
Foreclosed real estate and repossessed assets, net	6,196	7,441	6,068	(16.7)	2.1
Other credit costs, net	146	44	119	N.M.	22.7
Total non-interest expense	$226,767	$221,758	$217,136	2.3	4.4

N.M. Not Meaningful.

•                FDIC insurance expense decreased $2.2 million, or 28.7 percent, from the first quarter of 2014 and increased $2.8 million, or 104.0 percent, from the fourth quarter of 2014. The decrease from the first quarter of 2014 was due to a lower assessment rate primarily as a result of the TDR loan sale in December 2014 and improved credit metrics. The increase from the fourth quarter of 2014 was due to a non-recurring assessment rate catch-up recognized in the fourth quarter of 2014.

•                   Foreclosed real estate and repossessed assets expense remained consistent with the first quarter of 2014 and decreased $1.2 million, or 16.7 percent, compared with the fourth quarter of 2014. The decrease from the fourth quarter of 2014 was primarily due to a reduction in write-downs of existing foreclosed commercial properties.

•                Included within other non-interest income during the first quarter of 2015 is a gain of $1.7 million related to appreciation of a private bank investment related to the bank’s merger with a publicly held financial institution. TCF subsequently donated the investment, with a carrying value of $2.8 million, to the TCF Foundation which is included within other non-interest expense.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	1Q 2015	4Q 2014
Total equity	$2,181,682	$2,135,364

Book value per common share	11.28	11.10

Tangible book value per common share(1)	9.91	9.72

Tangible common equity to tangible assets(1)	8.44%	8.50%

Capital accumulation rate(2)	9.75%	10.36%

Regulatory Capital:	Under Basel III	Under Basel I

Common equity Tier 1 capital	$1,682,967	N.A.

Tier 1 capital	1,966,089	$1,919,887

Total capital	2,367,827	2,209,999

Regulatory Capital Ratios:

Common equity Tier 1 capital ratio	9.83%	N.A.

Tier 1 risk-based capital ratio	11.49	11.76%

Total risk-based capital ratio	13.83	13.54

Tier 1 leverage ratio	10.14	10.07

N.A. Not Applicable.

(1) See “Reconciliation of GAAP to Non-GAAP Financial Measures” table.

(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.

•     Maintained strong capital ratios as the Company accumulates capital through earnings. The decrease in the Tier 1 risk-based capital ratio from the fourth quarter of 2014 was primarily the result of strong asset growth.

•     Prior to 2015, the regulatory capital requirements effective for the Company followed the Basel I capital standard. In 2013, U.S. banking regulators approved final regulatory capital rule enhancements which became effective for the Company on January 1, 2015. The Basel III capital standard phases in through 2019 and revises the definition of capital, increases minimum capital ratios, introduces regulatory capital buffers above those minimums, introduces a common equity Tier 1 capital ratio and revises the rules for calculating risk-weighted assets. The adoption of the new capital standard had an immaterial impact to TCF’s capital levels and related ratios.

•     On April 20, 2015, TCF’s Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on June 1, 2015, to stockholders of record at the close of business on May 15, 2015. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on June 1, 2015, to stockholders of record at the close of business on May 15, 2015.

Webcast Information

A live webcast of TCF’s conference call to discuss the first quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on April 21, 2015 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2015, TCF had $20.0 billion in total assets and 379 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF’s fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters.  Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands.

Litigation Risks.  Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF’s lending or deposit activities, including account servicing processes or fees or charges, or employment practices; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$205,976	$202,537	$3,439	1.7%
Securities available for sale	3,080	3,163	(83)	(2.6)
Securities held to maturity	1,405	964	441	45.7
Investments and other	9,333	7,963	1,370	17.2
Total interest income	219,794	214,627	5,167	2.4
Interest expense:
Deposits	11,072	8,037	3,035	37.8
Borrowings	5,302	5,316	(14)	(0.3)
Total interest expense	16,374	13,353	3,021	22.6
Net interest income	203,420	201,274	2,146	1.1
Provision for credit losses	12,791	14,492	(1,701)	(11.7)
Net interest income after provision for credit losses	190,629	186,782	3,847	2.1
Non-interest income:
Fees and service charges	33,972	36,619	(2,647)	(7.2)
Card revenue	12,901	12,250	651	5.3
ATM revenue	5,122	5,319	(197)	(3.7)
Subtotal	51,995	54,188	(2,193)	(4.0)
Gains on sales of auto loans, net	6,265	8,470	(2,205)	(26.0)
Gains on sales of consumer real estate loans, net	8,763	11,706	(2,943)	(25.1)
Servicing fee income	7,342	4,307	3,035	70.5
Subtotal	22,370	24,483	(2,113)	(8.6)
Leasing and equipment finance	22,224	21,980	244	1.1
Other	4,127	2,382	1,745	73.3
Fees and other revenue	100,716	103,033	(2,317)	(2.2)
Gains (losses) on securities, net	(78)	374	(452)	N.M.
Total non-interest income	100,638	103,407	(2,769)	(2.7)
Non-interest expense:
Compensation and employee benefits	115,815	115,089	726	0.6
Occupancy and equipment	36,827	34,839	1,988	5.7
FDIC insurance	5,393	7,563	(2,170)	(28.7)
Operating lease depreciation	7,734	6,227	1,507	24.2
Advertising and marketing	6,523	5,896	627	10.6
Other	48,133	41,335	6,798	16.4
Subtotal	220,425	210,949	9,476	4.5
Foreclosed real estate and repossessed assets, net	6,196	6,068	128	2.1
Other credit costs, net	146	119	27	22.7
Total non-interest expense	226,767	217,136	9,631	4.4
Income before income tax expense	64,500	73,053	(8,553)	(11.7)
Income tax expense	22,828	26,579	(3,751)	(14.1)
Income after income tax expense	41,672	46,474	(4,802)	(10.3)
Income attributable to non-controlling interest	1,871	1,717	154	9.0
Net income attributable to TCF Financial Corporation	39,801	44,757	(4,956)	(11.1)
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$34,954	$39,910	$(4,956)	(12.4)

Net income per common share:
Basic	$0.21	$0.25	$(0.04)	(16.0)%
Diluted	0.21	0.24	(0.03)	(12.5)

Dividends declared per common share	$0.05	$0.05	$—	—%

Average common and common equivalent shares outstanding (in thousands):
Basic	164,845	162,767	2,078	1.3%
Diluted	165,366	163,267	2,099	1.3

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$39,801	$44,757	$(4,956)	(11.1)%

Other comprehensive income (loss):

Securities available for sale:

Unrealized gains (losses) arising during the period	4,139	11,866	(7,727)	(65.1)

Reclassification of net (gains) losses to net income	304	(177)	481	N.M.

Net investment hedges:

Unrealized gains (losses) arising during the period	3,588	1,210	2,378	196.5

Foreign currency translation adjustment:

Unrealized gains (losses) arising during the period	(3,886)	(1,376)	(2,510)	(182.4)

Recognized postretirement prior service cost:

Reclassification of net (gains) losses to net income	(12)	(12)	—	—

Income tax (expense) benefit	(3,029)	(4,854)	1,825	37.6

Total other comprehensive income (loss)	1,104	6,657	(5,553)	(83.4)

Comprehensive income	$40,905	$51,414	$(10,509)	(20.4)

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Mar. 31,	At Dec. 31,	Change
	2015	2014	$	%
ASSETS:

Cash and due from banks	$925,146	$1,115,250	$(190,104)	(17.0)%

Investments	79,495	85,492	(5,997)	(7.0)

Securities held to maturity	211,061	214,454	(3,393)	(1.6)

Securities available for sale	556,151	463,294	92,857	20.0

Loans and leases held for sale	223,787	132,266	91,521	69.2

Loans and leases:

Consumer real estate:

First mortgage lien	3,011,166	3,139,152	(127,986)	(4.1)

Junior lien	2,597,895	2,543,212	54,683	2.2

Total consumer real estate	5,609,061	5,682,364	(73,303)	(1.3)

Commercial	3,205,599	3,157,665	47,934	1.5

Leasing and equipment finance	3,729,386	3,745,322	(15,936)	(0.4)

Inventory finance	2,336,518	1,877,090	459,428	24.5

Auto finance	2,156,139	1,915,061	241,078	12.6

Other	20,448	24,144	(3,696)	(15.3)

Total loans and leases	17,057,151	16,401,646	655,505	4.0

Allowance for loan and lease losses	(163,799)	(164,169)	370	0.2

Net loans and leases	16,893,352	16,237,477	655,875	4.0

Premises and equipment, net	433,984	436,361	(2,377)	(0.5)

Goodwill	225,640	225,640	—	—

Other assets	435,957	484,377	(48,420)	(10.0)

Total assets	$19,984,573	$19,394,611	$589,962	3.0

LIABILITIES AND EQUITY:

Deposits:

Checking	$5,487,311	$5,195,243	$292,068	5.6

Savings	5,148,993	5,212,320	(63,327)	(1.2)

Money market	2,261,761	1,993,130	268,631	13.5

Subtotal	12,898,065	12,400,693	497,372	4.0

Certificates of deposit	3,055,328	3,049,189	6,139	0.2

Total deposits	15,953,393	15,449,882	503,511	3.3

Short-term borrowings	8,348	4,425	3,923	88.7

Long-term borrowings	1,236,636	1,232,065	4,571	0.4

Total borrowings	1,244,984	1,236,490	8,494	0.7

Accrued expenses and other liabilities	604,514	572,875	31,639	5.5

Total liabilities	17,802,891	17,259,247	543,644	3.1

Equity:

Preferred stock, par value $0.01 per share, 30,000,000 shares authorized; 4,006,900 issued	263,240	263,240	—	—

Common stock, par value $0.01 per share, 280,000,000 shares authorized; 168,141,710 and 167,503,568 shares issued, respectively	1,681	1,675	6	0.4

Additional paid-in capital	828,128	817,130	10,998	1.3

Retained earnings, subject to certain restrictions	1,126,627	1,099,914	26,713	2.4

Accumulated other comprehensive income (loss)	(9,806)	(10,910)	1,104	10.1

Treasury stock at cost, 42,566 shares, and other	(50,078)	(49,400)	(678)	(1.4)

Total TCF Financial Corporation stockholders’ equity	2,159,792	2,121,649	38,143	1.8

Non-controlling interest in subsidiaries	21,890	13,715	8,175	59.6

Total equity	2,181,682	2,135,364	46,318	2.2

Total liabilities and equity	$19,984,573	$19,394,611	$589,962	3.0

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency Data as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2015	2014	2014	2014	2014	2014		2014
60 days or more:

Consumer real estate:

First mortgage lien	0.53%	0.49%	0.45%	0.61%	0.57%	4	bps	(4)	bps

Junior lien	0.11	0.08	0.10	0.10	0.17	3		(6)

Total consumer real estate	0.32	0.30	0.30	0.40	0.41	2		(9)

Commercial	—	—	0.13	—	0.06	—		(6)

Leasing and equipment finance	0.09	0.07	0.06	0.08	0.08	2		1

Inventory finance	—	—	0.01	0.01	0.01	—		(1)

Auto finance	0.16	0.22	0.21	0.14	0.11	(6)		5

Other	0.02	—	0.02	0.01	0.01	2		1

Subtotal	0.14	0.14	0.17	0.18	0.19	—		(5)

Acquired portfolios	0.21	0.03	2.27	2.26	1.38	18		(117)

Total delinquencies	0.14	0.14	0.17	0.18	0.19	—		(5)

(1) Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)							Change from Quarter Ended
	Mar. 31,	Dec. 31,		Sep. 30,	Jun. 30,		Mar. 31,	Dec. 31,		Mar. 31,
	2015	2014		2014	2014		2014	2014		2014
Consumer real estate:

First mortgage lien	0.62%	0.80%		2.10%	0.79%		1.04%	(18)	bps	(42	) bps

Junior lien	0.38	0.46		0.59	0.69		0.46	(8)		(8)

Total consumer real estate	0.51	0.66		1.45	0.75		0.80	(15)		(29)

Commercial	(0.07)	0.12		(0.02)	0.44		0.19	(19)		(26)

Leasing and equipment finance	0.10	0.08		0.13	0.11		0.09	2		1

Inventory finance	0.08	0.12		0.06	0.02		(0.03)	(4)		11

Auto finance	0.66	0.83		0.61	0.48		0.69	(17)		(3)

Other	N.M .	N.M	.	N.M .	N.M	.	N.M.	N.M.		N.M.

Total	0.28	0.40		0.66	0.45		0.43	(12)		(15)

N.M. Not Meaningful.

(1) Annualized.

Non-Accrual Loans and Leases

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2015	2014	2014	2014	2014	2014	2014
Non-accrual loans and leases - rollforward:
Balance, beginning of period	$216,734	$275,111	$260,294	$266,679	$277,022	$(58,377)	$(60,288)
Additions	51,647	44,626	83,597	61,242	54,432	7,021	(2,785)
Charge-offs	(8,921)	(14,456)	(24,430)	(15,135)	(15,323)	5,535	6,402
Transfers to other assets	(16,781)	(18,471)	(17,404)	(17,994)	(15,609)	1,690	(1,172)
Return to accrual status	(7,668)	(8,280)	(12,966)	(18,224)	(16,334)	612	8,666
Payments received	(10,974)	(21,859)	(13,459)	(14,910)	(17,925)	10,885	6,951
Sales	(2,250)	(40,354)	—	(1,900)	—	38,104	(2,250)
Other, net	356	417	(521)	536	416	(61)	(60)
Balance, end of period	$222,143	$216,734	$275,111	$260,294	$266,679	$5,409	$(44,536)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Other Real Estate Owned

						Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2015	2014	2014	2014	2014	2014	2014
Other real estate owned - rollforward:
Balance, beginning of period	$65,650	$67,614	$65,080	$63,448	$68,874	$(1,964)	$(3,224)
Transferred in	15,513	18,220	14,854	15,751	14,160	(2,707)	1,353
Sales	(15,399)	(13,766)	(11,943)	(15,998)	(17,526)	(1,633)	2,127
Writedowns	(3,424)	(5,753)	(2,750)	(2,782)	(3,147)	2,329	(277)
Other, net	58	(665)	2,373	4,661	1,087	723	(1,029)
Balance, end of period	$62,398	$65,650	$67,614	$65,080	$63,448	$(3,252)	$(1,050)

Allowance for Loan and Lease Losses

	At March 31,		At December 31,		At March 31,
	2015		2014		2014		Change from
		% of		% of		% of	Dec. 31,		Mar. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2014		2014
Consumer real estate	$80,292	1.43%	$85,361	1.50%	$169,367	2.79%	(7)	bps	(136)	bps
Commercial	32,121	1.00	31,367	0.99	36,062	1.15	1		(15)
Leasing and equipment finance	17,921	0.48	18,446	0.49	18,623	0.54	(1)		(6)
Inventory finance	12,409	0.53	10,020	0.53	10,309	0.49	—		4
Auto finance	20,426	0.95	18,230	0.95	12,062	0.86	—		9
Other	630	3.08	745	3.09	623	2.76	(1)		32
Total	$163,799	0.96	$164,169	1.00	$247,046	1.52	(4)		(56)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$665,606	$3,497	2.13%	$620,718	$3,985	2.60%
Securities held to maturity	211,646	1,405	2.66	142,181	964	2.71
Securities available for sale(3)	474,697	3,080	2.60	467,827	3,163	2.70
Loans and leases held for sale	276,149	5,836	8.57	195,871	3,978	8.24
Loans and leases:
Consumer real estate:
Fixed-rate	2,912,535	43,360	6.03	3,498,832	48,532	5.62
Variable-rate	2,778,805	35,216	5.14	2,828,980	35,816	5.13
Total consumer real estate	5,691,340	78,576	5.60	6,327,812	84,348	5.41
Commercial:
Fixed-rate	1,273,806	15,730	5.01	1,559,991	19,496	5.07
Variable- and adjustable-rate	1,880,202	18,249	3.94	1,562,075	16,178	4.20
Total commercial	3,154,008	33,979	4.37	3,122,066	35,674	4.63
Leasing and equipment finance	3,729,481	43,485	4.66	3,434,691	40,779	4.75
Inventory finance	2,108,871	29,692	5.71	1,862,745	27,469	5.98
Auto finance	2,021,144	20,851	4.18	1,327,232	14,787	4.52
Other	11,616	213	7.44	13,273	242	7.41
Total loans and leases(4)	16,716,460	206,796	5.00	16,087,819	203,299	5.11
Total interest-earning assets	18,344,558	220,614	4.86	17,514,416	215,389	4.97
Other assets(5)	1,235,328			1,094,923
Total assets	$19,579,886			$18,609,339
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,646,769			$1,537,066
Small business	804,323			771,825
Commercial and custodial	489,248			386,927
Total non-interest bearing deposits	2,940,340			2,695,818
Interest-bearing deposits:
Checking	2,378,761	151	0.03	2,343,095	261	0.05
Savings	5,143,295	1,101	0.09	6,120,155	2,529	0.17
Money market	2,149,340	3,567	0.67	819,312	575	0.28
Subtotal	9,671,396	4,819	0.20	9,282,562	3,365	0.15
Certificates of deposit	3,041,790	6,253	0.83	2,543,345	4,672	0.74
Total interest-bearing deposits	12,713,186	11,072	0.35	11,825,907	8,037	0.28
Total deposits	15,653,526	11,072	0.29	14,521,725	8,037	0.22
Borrowings:
Short-term borrowings	7,999	18	0.89	97,996	80	0.33
Long-term borrowings	1,178,962	5,284	1.80	1,494,095	5,236	1.41
Total borrowings	1,186,961	5,302	1.79	1,592,091	5,316	1.34
Total interest-bearing liabilities	13,900,147	16,374	0.48	13,417,998	13,353	0.40
Total deposits and borrowings	16,840,487	16,374	0.39	16,113,816	13,353	0.33
Other liabilities	588,541			508,689
Total liabilities	17,429,028			16,622,505
Total TCF Financial Corp. stockholders’ equity	2,133,781			1,971,264
Non-controlling interest in subsidiaries	17,077			15,570
Total equity	2,150,858			1,986,834
Total liabilities and equity	$19,579,886			$18,609,339
Net interest income and margin		$204,240	4.50		$202,036	4.66

(1) Interest and yields are presented on a fully tax-equivalent basis.

(2) Annualized.

(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2015	2014	2014	2014	2014
Interest income:
Loans and leases	$205,976	$205,507	$205,604	$206,788	$202,537
Securities available for sale	3,080	3,053	2,973	2,805	3,163
Securities held to maturity	1,405	1,429	1,445	1,443	964
Investments and other	9,333	9,819	9,681	9,055	7,963
Total interest income	219,794	219,808	219,703	220,091	214,627
Interest expense:
Deposits	11,072	10,760	10,711	8,877	8,037
Borrowings	5,302	4,974	4,812	5,113	5,316
Total interest expense	16,374	15,734	15,523	13,990	13,353
Net interest income	203,420	204,074	204,180	206,101	201,274
Provision for credit losses	12,791	55,597	15,739	9,909	14,492
Net interest income after provision for credit losses	190,629	148,477	188,441	196,192	186,782
Non-interest income:
Fees and service charges	33,972	39,477	40,255	38,035	36,619
Card revenue	12,901	12,830	12,994	13,249	12,250
ATM revenue	5,122	5,249	5,863	5,794	5,319
Subtotal	51,995	57,556	59,112	57,078	54,188
Gains on sales of auto loans, net	6,265	12,962	14,863	7,270	8,470
Gains on sales of consumer real estate loans, net	8,763	6,175	8,762	8,151	11,706
Servicing fee income	7,342	6,365	5,880	4,892	4,307
Subtotal	22,370	25,502	29,505	20,313	24,483
Leasing and equipment finance	22,224	24,367	24,383	23,069	21,980
Other	4,127	2,363	3,170	2,789	2,382
Fees and other revenue	100,716	109,788	116,170	103,249	103,033
Gains (losses) on securities, net	(78)	(20)	(94)	767	374
Total non-interest income	100,638	109,768	116,076	104,016	103,407
Non-interest expense:
Compensation and employee benefits	115,815	115,796	112,393	109,664	115,089
Occupancy and equipment	36,827	35,747	34,121	34,316	34,839
FDIC insurance	5,393	2,643	7,292	7,625	7,563
Operating lease depreciation	7,734	6,878	7,434	6,613	6,227
Advertising and marketing	6,523	5,146	5,656	6,245	5,896
Other	48,133	48,063	47,888	42,618	41,335
Subtotal	220,425	214,273	214,784	207,081	210,949
Foreclosed real estate and repossessed assets, net	6,196	7,441	5,315	5,743	6,068
Other credit costs, net	146	44	(411)	371	119
Total non-interest expense	226,767	221,758	219,688	213,195	217,136
Income before income tax expense	64,500	36,487	84,829	87,013	73,053
Income tax expense	22,828	11,011	30,791	31,385	26,579
Income after income tax expense	41,672	25,476	54,038	55,628	46,474
Income attributable to non-controlling interest	1,871	1,488	1,721	2,503	1,717
Net income attributable to TCF Financial Corporation	39,801	23,988	52,317	53,125	44,757
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$34,954	$19,141	$47,470	$48,278	$39,910

Net income per common share:
Basic	$0.21	$0.12	$0.29	$0.30	$0.25
Diluted	0.21	0.12	0.29	0.29	0.24

Dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$77,291	$92,084	$100,568	$96,922	$87,545
Return on average assets(2)	0.85%	0.53%	1.15%	1.17%	1.00%
Return on average common equity(2)	7.47	4.15	10.50	10.99	9.35
Net interest margin(2)	4.50	4.49	4.60	4.65	4.66

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
ASSETS:
Investments and other	$665,606	$611,286	$493,309	$623,721	$620,718
Securities held to maturity	211,646	215,039	217,114	217,477	142,181
Securities available for sale	474,697	465,676	446,514	408,075	467,827
Loans and leases held for sale	276,149	297,474	301,512	240,304	195,871
Loans and leases:
Consumer real estate:
Fixed-rate	2,912,535	3,257,428	3,292,031	3,393,788	3,498,832
Variable-rate	2,778,805	2,801,728	2,813,848	2,710,998	2,828,980
Total consumer real estate	5,691,340	6,059,156	6,105,879	6,104,786	6,327,812
Commercial:
Fixed-rate	1,273,806	1,362,306	1,443,130	1,515,353	1,559,991
Variable- and adjustable-rate	1,880,202	1,781,308	1,701,005	1,615,967	1,562,075
Total commercial	3,154,008	3,143,614	3,144,135	3,131,320	3,122,066
Leasing and equipment finance	3,729,481	3,611,557	3,575,698	3,500,647	3,434,691
Inventory finance	2,108,871	1,891,504	1,806,271	2,061,437	1,862,745
Auto finance	2,021,144	1,817,024	1,603,392	1,518,194	1,327,232
Other	11,616	11,396	11,599	12,040	13,273
Total loans and leases	16,716,460	16,534,251	16,246,974	16,328,424	16,087,819
Total interest-earning assets	18,344,558	18,123,726	17,705,423	17,818,001	17,514,416
Other assets	1,235,328	1,132,112	1,148,033	1,123,148	1,094,923
Total assets	$19,579,886	$19,255,838	$18,853,456	$18,941,149	$18,609,339

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,646,769	$1,528,579	$1,540,794	$1,579,528	$1,537,066
Small business	804,323	842,004	823,273	788,540	771,825
Commercial and custodial	489,248	455,086	424,134	388,562	386,927
Total non-interest bearing deposits	2,940,340	2,825,669	2,788,201	2,756,630	2,695,818
Interest-bearing deposits:
Checking	2,378,761	2,301,035	2,307,066	2,363,106	2,343,095
Savings	5,143,295	5,272,196	5,506,895	5,887,133	6,120,155
Money market	2,149,340	1,869,350	1,527,820	1,019,543	819,312
Subtotal	9,671,396	9,442,581	9,341,781	9,269,782	9,282,562
Certificates of deposit	3,041,790	3,041,722	3,028,259	2,742,832	2,543,345
Total interest-bearing deposits	12,713,186	12,484,303	12,370,040	12,012,614	11,825,907
Total deposits	15,653,526	15,309,972	15,158,241	14,769,244	14,521,725
Borrowings:
Short-term borrowings	7,999	9,383	9,523	220,042	97,996
Long-term borrowings	1,178,962	1,326,591	1,060,135	1,368,480	1,494,095
Total borrowings	1,186,961	1,335,974	1,069,658	1,588,522	1,592,091
Total interest-bearing liabilities	13,900,147	13,820,277	13,439,698	13,601,136	13,417,998
Total deposits and borrowings	16,840,487	16,645,946	16,227,899	16,357,766	16,113,816
Other liabilities	588,541	485,655	537,864	541,458	508,689
Total liabilities	17,429,028	17,131,601	16,765,763	16,899,224	16,622,505
Total TCF Financial Corporation stockholders’ equity	2,133,781	2,109,402	2,071,140	2,020,815	1,971,264
Non-controlling interest in subsidiaries	17,077	14,835	16,553	21,110	15,570
Total equity	2,150,858	2,124,237	2,087,693	2,041,925	1,986,834
Total liabilities and equity	$19,579,886	$19,255,838	$18,853,456	$18,941,149	$18,609,339

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)

(Unaudited)

	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
ASSETS:

Investments and other	2.13%	2.31%	3.06%	2.61%	2.60%
Securities held to maturity	2.66	2.66	2.66	2.65	2.71
Securities available for sale(3)	2.60	2.62	2.66	2.75	2.70
Loans and leases held for sale	8.57	8.36	7.74	8.35	8.24
Loans and leases:
Consumer real estate:
Fixed-rate	6.03	5.71	5.69	5.72	5.62
Variable-rate	5.14	5.14	5.15	5.14	5.13
Total consumer real estate	5.60	5.45	5.44	5.46	5.41
Commercial:
Fixed-rate	5.01	4.92	4.91	5.16	5.07
Variable- and adjustable-rate	3.94	3.86	3.92	4.01	4.20
Total commercial	4.37	4.32	4.37	4.57	4.63
Leasing and equipment finance	4.66	4.74	4.71	4.72	4.75
Inventory finance	5.71	5.56	6.18	5.93	5.98
Auto finance	4.18	4.24	4.36	4.43	4.52
Other	7.44	7.93	7.90	7.63	7.41
Total loans and leases	5.00	4.96	5.05	5.10	5.11

Total interest-earning assets	4.86	4.84	4.95	4.97	4.97

LIABILITIES:

Interest-bearing deposits:
Checking	0.03	0.03	0.04	0.04	0.05
Savings	0.09	0.10	0.15	0.16	0.17
Money market	0.67	0.65	0.59	0.43	0.28
Subtotal	0.20	0.19	0.20	0.16	0.15
Certificates of deposit	0.83	0.81	0.80	0.75	0.74
Total interest-bearing deposits	0.35	0.34	0.34	0.30	0.28
Total deposits	0.29	0.28	0.28	0.24	0.22
Borrowings:
Short-term borrowings	0.89	0.56	0.95	0.26	0.33
Long-term borrowings	1.80	1.49	1.80	1.45	1.41
Total borrowings	1.79	1.49	1.80	1.29	1.34

Total interest-bearing liabilities	0.48	0.45	0.46	0.41	0.40

Net interest margin	4.50	4.49	4.60	4.65	4.66

(1) Annualized.

(2) Yields are presented on a fully tax-equivalent basis.

(3) Average yields of securities available for sale are based upon the historical amortized cost and exclude equity securities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2015	2014
Computation of tangible common equity to tangible assets:
Total equity	$2,181,682	$2,135,364
Less: Non-controlling interest in subsidiaries	21,890	13,715
Total TCF Financial Corporation stockholders’ equity	2,159,792	2,121,649
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	4,252	4,641
Tangible common equity	$1,666,660	$1,628,128

Total assets	$19,984,573	$19,394,611
Less:
Goodwill	225,640	225,640
Other intangibles	4,252	4,641
Tangible assets	$19,754,681	$19,164,330

Tangible common equity to tangible assets	8.44%	8.50%

	At Mar. 31,	At Dec. 31,
	2015	2014
Computation of tangible book value per common share:
Tangible common equity	$1,666,660	$1,628,128
Common stock shares outstanding	168,099,144	167,461,002

Tangible book value per common share	$9.91	$9.72

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2015	2014	2014
Computation of return on average tangible common equity:
Net income available to common stockholders	$34,954	$19,141	$39,910
Other intangibles amortization, net of tax	245	266	265
Adjusted net income available to common stockholders	$35,199	$19,407	$40,175

Average balances:
Total equity	$2,150,858	$2,124,237	$1,986,834
Less: Non-controlling interest in subsidiaries	17,077	14,835	15,570
Total TCF Financial Corporation stockholders’ equity	2,133,781	2,109,402	1,971,264
Less:
Preferred stock	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640
Other intangibles	4,474	4,874	6,134
Average tangible common equity	$1,640,427	$1,615,648	$1,476,250

Annualized return on average tangible common equity	8.58%	4.80%	10.89%

(1)          When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

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